U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
Commission File No.

Idaho	82-0300575
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

609 Bank Street, Wallace, ID 83873
(Address of Principal Executive Offices)

(208)–556–0227
(Registrant’s Telephone Number)

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 5, 2008, Sterling Mining Company (“Sterling”) completed a private placement offerings that, in the aggregate, raised a total of $1,780,794. In the placement Sterling sold to nine investors 741,164 shares of Common Stock, 370,581 Series A Warrants and 370,581 Series B Warrants. The Series A Warrants are exercisable for a term of 18 months from May 5, 2008, at an exercise price of $3.40 per share. The Series B Warrants are exercisable for a term of 36 months from May 5, 2008, at an exercise price of $4.10 per share. Sterling is required to file a registration statement under the Securities Act of 1933 within 30 days following closing of the placement to register resale of the common shares sold in the placement and the shares underlying the Series A Warrants and Series B Warrants.

Proceeds from the private placement will be used to fund the ongoing rehabilitation and upgrade of the Sunshine Mine, and for general working capital purposes.

The placement was made without registration in reliance on Regulation S adopted under the Securities Act of 1933 and Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D adopted thereunder based on the investors’ representations regarding residency and/or accredited investor status. Securities sold in the placement have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This report does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

10.1	Form of Securities Purchase Agreement dated May 5, 2008, Excluding
  Exhibit A – Registration Rights Agreement provided as a separate exhibit to this Report
  Exhibit B – Forms of Legal Opnions
Exhibit C – Form of Series A and B Warrants provided as separate exhibits to this Report

10.2	Form of Registration Rights Agreement dated May 5, 2008

99.1	Press Release on Closing Private Placement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: May 6, 2008	By:	/s/ James N. Meek
James N. Meek, Vice-President and Chief Financial Officer